Comstock Acquires the Ansel at Rockville Town Center Company’s 2nd Acquisition at Rockville Metro Positions BLVD as Premier Luxury Residential Offering RESTON, Va. — March 23, 2022 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) (“Comstock”) announced today that it has completed the acquisition of Ansel on behalf of a joint venture between CHCI and Comstock Partners, LC, an affiliated, privately-held company. The 250-unit, 18-story, luxury high-rise apartment building is located at 33 Monroe Street in Rockville at the entrance to Metro’s Rockville Station in the heart of the I-270 Technology and Life Science Corridor in Montgomery County. Comstock acquired the project upon substantial completion and will begin leasing, managing, and rebranding the property as BLVD Ansel. The mixed-use property is the sister building to Comstock’s recently acquired BLVD Forty Four, located at 44 Maryland Avenue. BLVD Ansel features 250 market-rate units, 20,153 square feet of retail space, 611 parking spaces, and expansive amenity spaces, including a spacious lobby with concierge service, penthouse clubroom, fitness center and yoga studio, and multiple private workspaces designed to meet the needs of remote-working residents. The outdoor amenity spaces include a 9th floor swimming pool with outdoor cooking stations, a television lounge, and a rooftop courtyard for outdoor dining. BLVD Ansel offers a mix of unit types and floor plans ranging from studio, one bedroom, and two- bedroom apartments, and includes a pet spa with multiple grooming stations and a best-in-class amenity package. Skyline views of Tysons, Reston, the Washington National Cathedral, and the Blue Ridge and Sugarloaf Mountains are visible from the upper floor apartments and the property’s rooftop amenity spaces. With this transaction, Comstock and its affiliates have now acquired over $500 million of income- producing properties over the past three years. CHCI Residential Management and ParkX Management, wholly owned subsidiaries of Comstock, will provide their best-in-class, customer focused property management services for BLVD Ansel. “BLVD Ansel is the latest addition to Comstock’s mixed-use, transit-oriented portfolio of high-quality, luxury residential assets in one of DC’s fastest growing employment centers,” said Christopher Clemente, Comstock’s Chief Executive Officer. “The Duball team did a tremendous job developing The Upton and Ansel, making these properties proud additions to our expanding BLVD brand of luxury apartment communities, while the location in the heart of Montgomery County’s I-270 Technology and Life Science Corridor provides a unique opportunity to further grow Comstock’s AUM in high-demand locations consistent with our near-term and long-term growth objectives.” Cushman & Wakefield’s Jorge Rosa and Anthony Liberto arranged the sale, while Marshall Scallan, Michael Zelin and Bindi Shah, also of Cushman & Wakefield, arranged the debt. Exhibit 99.1

“The Ansel’s exquisite luxury finish and construction quality is very well suited for the employment growth that the I-270 Corridor is currently experiencing in high-wage earning sectors including biotech, pharmaceutical and life sciences,” said Jorge Rosa, Director, Capital Markets Group for Cushman & Wakefield. “The continued lifting of pandemic-related restrictions will undoubtedly bring additional vibrancy and foot traffic to Rockville Town Center.” “Duball, LLC has a tremendous amount of pride in developing The Upton (now BLVD Forty Four) and Ansel, with over 600 new residents, much needed parking, and retail services for Rockville residents,” said Marc Dubick, President of Duball, LLC, the project’s developer and seller. “For over a decade, we have worked closely with the City of Rockville and believe these two mixed-use developments materially changed the face of the city. We know the project will be in great hands with Comstock as Ansel moves from physical completion to fully operational.” About Comstock Comstock is a leading developer and manager of mixed-use and transit-oriented properties in the Washington, D.C. metropolitan area. As a vertically integrated and multi-faceted asset management and real estate services company, Comstock has designed, developed, constructed, acquired, and managed thousands of residential units and millions of square feet of commercial and mixed-use properties in since 1985, and has been selected by multiple jurisdictions as Master Developer of Public-Private Partnerships responsible for development of some of the largest transit-oriented developments in the Washington, DC region. Comstock provides a wide array of real estate-related services that include asset management, strategic capital markets advisory services, development and construction management, marketing and leasing services, office and retail property management, residential property management, and commercial garage management. Comstock is publicly traded on Nasdaq under the ticker symbol CHCI. For more information, please visit: ComstockCompanies.com. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward- looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Comstock Media Contact Shanna Wilson shannakwilson@gmail.com 917-674-3096